UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 21, 2011

THWAPR, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53640	26-1359430
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

95 Morton St., Ground Floor New York, NY 10014
(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code: +1 (212) 268-0220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01.   Regulation FD Disclosure

On November 19, 2011, Thwapr, Inc. (the “Company”) posted on its Website a variety of downloadable information regarding the Company and its product offering.  Including in the documents are: 1) an overview of Thwapr’s service offering, 2) A demonstration of how one can experience Thwapr’s service on their mobile phone, 3) a corporate overview of the Company, 4) a description of Thwapr’s Mobile Video Dashboard feature, 5) a description of Thwapr’s Share-to-phone feature, and 6) a summary of the Mobile Video patents that the Company has filed.

The material can be viewed at http://corp.thwapr.com/presentations.aspx or by going to the Company’s Website at www.thwapr.com and clicking “About Us” and then clicking “Company Information.”

This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing. By filing this report on Form 8-K and furnishing this information, Thwapr, Inc. makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2011	THWAPR, INC.

	By:	/s/ Barry Hall
Barry Hall
Chief Financial Officer